UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD		20910
(Address of principal executive offices)		(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, a majority of the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Compensation Committee, approved an amendment to the Company’s non-dilutive Share Tracking Awards Plan (the “Plan”) to increase the maximum number of Share Tracking Awards (“Awards”) available under the Plan by 1,500,000.  Upon payment of the stock dividend announced by the Company pursuant to a Current Report on Form 8-K filed on September 1, 2009, this number will automatically be proportionately adjusted to 3,000,000, as required by the Plan.  The original number of Awards available under the plan was 3,000,000.  The Company established the Plan to link the interests of its eligible directors, officers, employees and consultants to those of the Company’s shareholders, to provide the Company with the flexibility to motivate, attract and retain the services of directors, officers, employees and consultants upon whom the Company’s success depends, and to provide the Company’s directors, officers, employees and consultants with an additional incentive to achieve superior performance, and to do so without dilution to our shareholders as is the case with awards of stock options.  The Board believes that an increase in the number of Awards available under the Plan is necessary to achieve these objectives.

The Plan was originally filed on July 31, 2008, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.  The text of the amendment to the Plan is filed herewith as Exhibit 10.1.

Item 9.01                                            Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
10.1	First Amendment to the United Therapeutics Corporation Share Tracking Awards Plan, effective as of September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: September 18, 2009	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	First Amendment to the United Therapeutics Corporation Share Tracking Awards Plan, effective as of September 14, 2009.